Exhibit (j)(1)(i)

                          INDEPENDENT AUDITORS' CONSENT


The Board of Directors of Pilgrim Investment Funds, Inc.
The Board of Directors of Pilgrim GNMA Income Fund, Inc.
The Board of Trustees of Pilgrim Mutual Funds:

We consent to the use of our reports incorporated herein by reference and to the references to our firm under the heading "Financial Highlights" in the Prospectuses.

                                        /s/ KPMG LLP

Los Angeles
April 25, 2001